                                                                   Exhibit 10.31
                                                                   -------------


          NEWSEDGE - ELOGIC ENTERPRISE BUSINESS PARTNERSHIP TERM SHEET
          ------------------------------------------------------------

A.  NEWSEDGE RECEIVES:
----------------------

1.) Perpetual non-exclusive license (the "License") to Elogic Enterprise Technology (the "Elogic Enterprise Technology") for use in NewsEdge's business product offerings which shall be products utilizing Elogic Enterprise Technology and NewsEdge's content (the "Products"). This shall include the right to sublicense in accordance with A(5) below.

2.) License shall include the right to enhancements to Elogic Enterprise Technology as developed over time in connection with changes to the Products during the two (2) year term of the development agreement as contemplated in Section A(3) below. In addition, if Elogic makes any enhancements to the Elogic Enterprise Technology during any Renewal Period (as defined in A(3) below) or Maintenance Period (as defined in B(7) below), then Elogic will provide such enhancements at no additional cost to NewsEdge, and within a reasonable time frame.

3.) Two (2) year (the "Initial Term") product development agreement that utilizes the Elogic Enterprise Technology and Elogic's engineering resources as part of development project managed by NewsEdge to develop and continually enhance the Product. Development agreement will specify a minimum commitment of five (5) Elogic full-time equivalent employees to the joint development project, including a full-time project manager. Thereafter, NewsEdge has the right to commit to the minimum payment of $1.5 million as described in Section B(1) below (a "Renewal") for annual renewals (each year being a "Renewal Period"). If NewsEdge Corporation makes said commitment it will receive the same five (5) people equivalent Elogic employee resource commitment specified above.

     NewsEdge reserves the right to approve the assigned Elogic employees to ensure that the employees have the proper skill sets and training for the development of the Product, such approval to not be unreasonably withheld. NewsEdge understands that Elogic will need to rotate staff to enhance the continued well-being of Elogic. At no time, shall more than 20% of the staff be a junior, rookie, or probationary employee. In addition, the Project Manager shall be a fully qualified veteran of Elogic development efforts, and capable of managing the entire engagement.

4.) Escrow agreement during the Initial Term and any Renewal Period to Elogic Enterprise Technology in the event of (i) bankruptcy or (ii) acquisition of Elogic by Factiva, Lexis/Nexis, Dialog, ______, and ______, and only in such events.

5.) Two (2) year sales and marketing agreement that gives NewsEdge the right to sublicense Elogic Enterprise Technology with the Products. The sales and marketing agreement shall provide that NewsEdge has the right to sublicense Elogic Enterprise Technology in connections with distribution of the Products which generate Covered Revenue (as defined in Section B(2) below). However, NewsEdge shall not have the right to sublicense any portion or all of the Elogic Enterprise Technology separate from the Product or in connection with distribution of the Product which does not generate Covered Revenue. The sales and marketing agreement will provide for a royalty payment to Elogic for the use of the Elogic technology as part of the license and product development agreements on a percentage of revenue basis as contemplated in Section B(2) below. NewsEdge shall have the right to annual optional renewals of the right to sublicense the Elogic Enterprise Technology for which (i) it will not be obligated to pay the minimum royalty described in

     B(1) below, but (ii) it will be obligated to pay the royalty described in B(2) below for each subsequent year that it renews the right to sublicense Elogic Enterprise Technology.

6.) All necessary training and any required documentation of the Elogic Enterprise Technology to be provided by Elogic to NewsEdge.



B.  ELOGIC RECEIVES:
--------------------

1.) Guaranteed minimum annual (calendar year) royalty payments of $1.5 million to be applied against future earned royalties for the two (2) years of the development term, payable in $125,000 monthly installments. This $1.5 million per year minimum royalty payment will be counted as an advance against the seven and one half percent (7.5%) annual royalty rate described in Section B(2) below. However, the previous year's minimum royalty payment shall not count towards any subsequent year.

     In the event of any Renewal under paragraph A(3) above, the annual guaranteed minimum annual royalty payments of $1.5 million will be applied against royalties during that Renewal Term according to the same mechanism as described in the above paragraph.

2.) A royalty of seven and one half percent (7.5%) of Royalty Generating Revenue. "Royalty Generating Revenue" is all Covered Revenue in excess of eighty percent (80%) of the prior year's Covered Revenue (the "Revenue Floor"). "Covered Revenue" is all Enterprise Revenue excluding professional services and installation revenue (which for purposes of deductions from Enterprise Revenue, shall not be deemed to exceed 5% of Enterprise Revenue). "Enterprise Revenue" is all NewsEdge revenue other than NewsEdge's segmented Individual.com revenue. All earned royalties will be first paid with the advance royalties described in Section B(1) above. Any excess royalties during the two (2) year development term shall be paid within forty-five (45) days after each calendar year end; upon exercise by NewsEdge of any optional extension pursuant to Section A(5) above, royalties shall be determined quarterly rather than on an annual comparative basis and shall be paid within thirty (30) days after the end of each of NewsEdge's fiscal quarters.


     For an illustration of how the royalties are computed, see below:

In Millions of Dollars:

    Year               Newz           Growth        Revenue        Covered       Royalty @   % of Total
                     Revenue           Rate          Floor         Revenue         7.50%       Revenue
---------------------------------------------------------------------------------------------------------
    1999               70.0
    2000               80.5             15%           56.0           24.5            1.8        2.28%
    2001              100.6             25%           64.4           36.2            2.7        2.70%
    2002              130.8             30%           80.5           50.3            3.8        2.88%

Royalty includes minimum guarantee of $1.5 million in year 2000 and 2001.

The start date for the royalty calculation is January 1, 2000. In the event that the first product is not completed by June 30, 2000, NewsEdge may cancel this agreement with no further obligations.

3.) NewsEdge shall pay hosting costs for the Product equal to $15,000 for the first 2 million pageviews and $3,500 for up to every 1 million pageviews thereafter. At the option of NewsEdge, Elogic will deliver a copy of the Elogic Enterprise Technology as an instillation kit to NewsEdge for hosting at data centers (as many as three anywhere in the world.) In the event that NewsEdge hosts the Elogic Enterprise Technology itself, NewsEdge will not be responsible for any hosting fees.

4.) The initial term of the agreement will begin on January 1, 2000. NewsEdge will commence paying the minimum $125,000 per month payment and any applicable hosting fees within fifteen (15) days of the end of the month the payment is due. These payments include the work performed by Elogic on NewsEdge's Workgroups product.

5.) In the event that NewsEdge Corporation acquires or divests certain offerings the parties will mutually agree on appropriate adjustments to the Royalty Generating Revenue, Enterprise Revenue and Covered Revenue used to calculate royalties.

6.) The maximum royalty payment is ten million ($10,000,000) dollars. Following the maximum royalty payment, NewsEdge will make maintenance payments of $300,000 per year (a "Maintenance Period"). During a Maintenance Period, NewsEdge will receive all maintenance releases and minor enhancements but no new software modules or major enhancements but no new software modules or major enhancements.

     In the event that either party hereto is acquired, the rights and obligations hereunder shall automatically continue. This term sheet is non-binding on either party; it is intended solely to set forth the material terms of a proposed transaction to be binding only upon entering into the definitive agreements contemplated hereby. This term sheet shall be superceded upon entering into the definitive agreements contemplated hereby.

     Dated January 19, 2000.
     NewsEdge Corporation
     /s/ Clifford Pollan                    /s/ Ronald Benanto
     --------------------------------------------------------------------------
     Signature of authorized officer
     By:   Clifford Pollan                    By:  Ronald Benanto
          -----------------                         ----------------
     Title:  President                        Title:  Vice President
            -----------                               ----------------

     Elogic Corporation
     /s/ Bill Nash
    ---------------------------------------------------------------------------
     Signature of authorized officer
     By:   Bill Nash
          -----------
     Title:  CEO
            -----

AMENDMENT NO. 1 TO NEWSEDGE - ELOGIC ENTERPRISE BUSINESS PARTNERSHIP TERM SHEET
-------------------------------------------------------------------------------


The parties previously entered into that certain NewsEdge - Elogic Enterprise Business Partnership Term Sheet, dated January 19, 2000 (the "Term Sheet").

The parties now wish to amend the Term Sheet to make it binding on the parties.

Therefore, the parties agree that the Term Sheet is hereby amended to delete the penultimate sentence of the Term Sheet, and to replace such sentence with the following sentence.

          "THIS TERM SHEET IS THE ENTIRE AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND IS INTENDED TO BE BINDING ON BOTH PARTIES UNTIL A LONG-FORM AGREEMENT IS ENTERED INTO BY THE PARTIES."

All other terms of the Term Sheet shall remain in effect.

The parties hereby enter into this Amendment No. 1 as of March 23, 2000.

NewsEdge Corporation


/s/ Clifford Pollan
---------------------
Signature of authorized officer

By:   Clifford Pollan
    -----------------

Title:   CEO
       -----


Elogic Corporation


/s/ Bill Nash
---------------
Signature of authorized officer

By:   Bill Nash
    -----------

Title:   CEO
       -----